Exhibit 10.2

BACKSTOP SUBSCRIPTION AGREEMENT

This Backstop Subscription Agreement (as amended, restated, modified or supplemented from time to time, this “Agreement”) is dated as of February 10, 2021 by and among Nebula Caravel Acquisition Corp, a Delaware corporation (“Parent”) and the persons identified on the signature page hereto under the heading “Subscriber” (the “Subscriber”). This Agreement relates to that certain Business Combination Agreement and Plan of Merger dated as of February 10, 2021, by and among Parent, A Place for Rover, Inc. d/b/a Rover, a Delaware corporation (the “Company”) and Fetch Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity on the terms and conditions set forth therein (the “Merger”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

In consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Backstop Subscription; Additional Subscription.

(a) Subject to the terms and conditions set forth in this Agreement, in the event of any Parent Stockholder Redemption, (i) the Subscriber hereby irrevocably subscribes for and agrees to purchase from Parent, at a purchase price equal to $10.00 per share, a number of shares of Parent A Common Stock equal to the quotient of (A) the lesser of (x) $50,000,000 (or such greater amount as may be determined in the sole discretion of the Subscriber), and (y) the Parent Stockholder Redemption Amount (calculated on the basis that the amount paid with respect to each share of Parent Common Stock in connection with all Parent Stockholder Redemptions is $10.00), divided by (B) $10.00 and (ii) Parent agrees to sell such number of shares of Parent A Common Stock as calculated pursuant to the immediately foregoing clause (i) to the Subscriber at such per share price as set forth in the immediately preceding clause (i) (the shares of Parent A Common Stock to be so sold, the “Backstop Shares”). Any such purchase (the “Backstop Subscription”) shall be consummated immediately prior to the Closing.

(b) Subject to the terms and conditions set forth in this Agreement and the last sentence of Section 6.19 of the Merger Agreement (including obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed)), (i) the Subscriber shall, by providing written notice to Parent prior to the Effective Time, be entitled to subscribe for and purchase from Parent, up to $50,000,000 in aggregate purchase price of shares of Parent A Common Stock for a per share purchase price of $10.00 per share, and, (ii) following receipt of such written notice, Parent agrees to sell such shares of Parent Class A Common Stock to the Subscriber at such per share price (the shares of Parent A Common Stock to be so sold, collectively with the Backstop Shares, the “Subject Shares”). Any such purchase shall be consummated immediately prior to the Closing.

(c) Notwithstanding the foregoing, the $10.00 per share price referenced in Sections 1(a), 1(b) and 2(a) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Common Stock occurring prior to the Effective Time.

2. Delivery of Subscription Amount; Acceptance of Subscriptions; Delivery. The Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement, the Subscriber shall execute and deliver the Investor Questionnaire (as defined below) and, in respect of any subscription set forth in Section 1 hereof, the Subscriber shall, no later than two (2) Business Days before the anticipated Closing Date (as specified in a written notice from Parent to the Subscriber) (the “Funding Date”), cause a wire transfer to be made for payment for the Subject Shares in immediately available funds to an account specified in writing by Parent (such funds to be held by Parent in escrow until the Closing) in the amount equal to (x) $10.00 multiplied by (y) the number of Subject Shares to be purchased by the Subscriber (such amount in the aggregate, the “Subscription Amount”). If the Closing does not occur within two (2) Business Days after the anticipated Closing Date, unless otherwise agreed to in writing by Parent and the Subscriber, Parent shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date) return the funds so delivered by the Subscriber to Parent by wire transfer in immediately available funds to the account specified by the Subscriber. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Agreement is terminated in accordance with Section 6 herein, the Subscriber shall remain obligated (A) to redeliver funds to Parent in escrow following Parent’s delivery to the Subscriber of a new closing notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2.

(b) The consummation of the subscription of the Subscriber for the Subject Shares (the “Subscription”) shall be subject to the following conditions:

(i) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(ii) all conditions precedent to the closing of the Merger, including the Parent Stockholder Approval, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Merger) and there occurs the subsequent substantially simultaneous Closing.

(c) Each of Parent and the Subscriber shall use its reasonable best efforts to take, or to cause to be taken, all actions reasonably required, necessary, proper or advisable to cause all conditions to consummation of the subscription for the Subject Shares to be satisfied.

3. Expenses. Expect as otherwise provided in the Merger Agreement, each party hereto shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

4. Representations, Warranties, Understandings, Risk Acknowledgments, and Covenants of the Subscriber. The Subscriber hereby represents, warrants and covenants to Parent as follows:

(a) The Subscriber is purchasing the Subject Shares for its own account, not as a nominee or agent, for investment purposes and not with a view towards distribution or resale within the meaning of the Securities Act (absent the registration of the Subject Shares for resale under the Securities Act or a valid exemption from registration). The Subscriber will not sell, assign or transfer such shares or securities at any time in violation of the Securities Act or applicable state securities laws. The Subscriber acknowledges that the Subject Shares cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(b) The Subscriber understands that (A) the Subject Shares (1) have not been registered under the Securities Act or any state securities laws, (2) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (4) must be held at least one year from the date that the Parent files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations, and (B) the Subscriber must therefore bear the economic risk of its investment hereunder indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. The Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Subscriber expressed herein.

(c) The Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Subscriber’s interest in connection with the acquisition of the Subject Shares. The Subscriber understands that the acquisition of the Subject Shares is a speculative investment and involves substantial risks and that the Subscriber could lose its entire investment. Further, the undersigned has (i) carefully read and considered the risks identified in the Disclosure Documents (as defined below) and (ii) carefully considered the risks related to the Merger, the Parent and the Company and has taken full cognizance of and understands all of the risks related to Parent, the Company, the Merger, the Subject Shares and the transactions contemplated hereby, including, without limitation, the purchase of the Subject Shares. the Subscriber has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including, without limitation, purchasing and owning the Subject Shares. The Subscriber has the ability to bear the economic risks of the Subscriber’s investment in Parent, including a complete loss of the investment.

(d) The Subscriber has been furnished by Parent all information (or provided access to all information it reasonably requested) regarding the business and financial condition of Parent and the Company, Parent and the Company’s expected plans for future business activities, and the merits and risks of an investment in the Subject Shares which the Subscriber has reasonably requested or otherwise needs to evaluate the investment in the Subject Shares.

(e) The Subscriber is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”):

(i) the final prospectus Parent in connection with its initial public offering, dated December 9, 2020, as filed with the SEC (the “Final Prospectus”);

(ii) each filing made by Parent with the SEC following the filing of the Final Prospectus;

(iii) the Merger Agreement (including any amendment thereto), a copy of which has been filed by Parent with the SEC; and

(iv) the amendments to Parent’s certificate of incorporation proposed to be voted on pursuant thereto, a copy of which is set forth as Exhibit A to the Merger Agreement.

The Subscriber acknowledges that neither Parent nor any of its Affiliates has made or makes any representation or warranty to the Subscriber in respect of Parent or the Company, the Merger, Parent upon, or relating to, the Merger, other than in the case of Parent, the representations and warranties contained in this Agreement.

(f) In making its investment decision to purchase the Subject Shares, the Subscriber is relying solely on investigations made by the Subscriber and the Subscriber’s representatives. The offer to sell or assign the Subject Shares was communicated to the Subscriber in such a manner that the Subscriber was able to ask questions of and receive answers from the management of Parent concerning the terms and conditions of the proposed transaction and that at no time was the Subscriber presented with or solicited by or through any form of general or public advertising or solicitation.

(g) The Subscriber acknowledges that it has been advised that:

(i) The Subject Shares have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by Parent.

(ii) In making an investment decision, the Subscriber must rely on its own examination of Parent, the Company, the Merger, the Subject Shares and the offering of such Subject Shares, including the merits and risks involved. The Subject Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation.

(iii) The Subject Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. The Subscriber is aware that the provisions of Rule 144 are not currently available and, in the future, may not become available for resale of any of the Subject Shares and that Parent is an issuer subject to Rule 144(i) under the Securities Act. The Subscriber is aware that it may be required to bear the financial risks of this investment for an indefinite period of time.

(h) The Subscriber further represents and warrants that it is an institutional “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and such Subscriber has executed the Investor Questionnaire attached hereto as Exhibit A (the “Investor Questionnaire”) and shall provide to Parent an updated Investor Questionnaire for any change in circumstances at any time on or prior to the Closing.

(i) As of the date of this Agreement, the Subscriber and its Affiliates do not have, and during the 30 day period prior to the date of this Agreement, the Subscriber and its Affiliates have not, in a seller, transferor or other similar capacity, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of Parent.

(j) (i) The Subscriber has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of the Subscriber in connection with the purchase of the Subject Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Subject Shares; (ii) the signature of the party signing on behalf of the Subscriber is binding upon the Subscriber.

(k) This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

(l) The Subscriber understands and confirms that Parent will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein). All representations and warranties provided to Parent furnished by or on behalf of the Subscriber, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(m) Neither the Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, Affiliates or executive officers (collectively with such Subscriber, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(n) The Subscriber has exercised reasonable care to determine whether any Subscriber Covered Person is subject to a Disqualification Event.

(o) The purchase of Subject Shares by the Subscriber will not subject Parent to any Disqualification Event.

(p) Waiver Against Trust. The Subscriber acknowledges that Parent is a blank check company with the powers and privileges to effect a Business Combination. The Subscriber further acknowledges that, as described in the Final Prospectus available at www.sec.gov, substantially all of Parent assets consist of the cash proceeds of Parent’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of Parent, certain of its public stockholders and the underwriters of Parent’s initial public offering. The Subscriber acknowledges that it has been advised by Parent that funds in the Trust Account may be disbursed only in accordance with the Trust Agreement and Parent’s Governing Documents. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with Parent; provided, that (x) nothing herein shall serve to limit or prohibit the Subscriber’s right to pursue a claim against Parent for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Parent to specifically perform its obligations under this Agreement) so long as such claim would not affect Parent’s ability to fulfill its obligation to effectuate the Parent Stockholder Redemptions, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Subscriber may have in the future against Parent’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

5. Representations and Warranties of Parent. Parent represents and warrants to the Subscriber as follows:

(a) Parent has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted

(b) The Subject Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Agreement, the Subject Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Parent’s certificate of incorporation or under the laws of the State of Delaware.

(c) Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement (including the Parent Stockholder Approval) and any required approvals pursuant to the applicable rules of the Nasdaq Stock Market (together, the “Required Approvals”), Parent has all requisite corporate power and authority to enter into and perform this Agreement and the Merger Agreement (collectively, the “Transaction Documents”), and to perform its obligations under this Agreement and the other Transaction Document. Subject to obtaining the Required Approvals, the execution, delivery and performance of this Agreement and the other Transaction Documents by Parent and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other proceedings on Parent’s part are necessary to authorize the execution, delivery or performance of this Agreement and the other Transaction Documents. This Agreement and each of the other Transaction Documents have been duly executed and delivered by Parent, and, assuming that this Agreement constitutes a valid and binding obligation of the Subscriber, this Agreement and each of the other Transaction Documents will constitute upon execution and delivery by Parent, a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(d) Subject to obtaining the Required Approvals, the execution, delivery and performance of this Agreement and the other Transaction Documents by Parent and the consummation by Parent of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of Parent’s certificate of incorporation and bylaws, as currently in effect, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, to which Parent is a party, or (iii) result in a violation of any law applicable to Parent or by which any property or asset of Parent is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations in clauses (ii) or (iii) of this Section 5(d) as have not had or would not reasonably be expect to have, individually or in the aggregate, a material adverse effect on the business, properties, condition or prospects (financial or otherwise) or results of operations of Parent (“Material Adverse Effect”)).

(e) Except as required by the Exchange Act, the Securities Act, the rules of Nasdaq, and the terms of the Merger Agreement, Parent is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance by it of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents and no consent, approval or authorization of any Governmental Authority or any other Person is required to be obtained by Parent in connection with its execution, delivery and performance of this Agreement and each of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby (other than such consents, approvals or authorizations, the failure of which to obtain, have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

(f) As of the date hereof, the authorized capital stock of Parent consists of (i) 200,000,000 shares of Parent A Common Stock, par value $0.0001 per share; (ii) 20,000,000 shares of Parent B Common Stock, par value $0.0001 per share; and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Shares”). As of the date hereof: (i) no Parent Preferred Shares are issued and outstanding; (ii) 27,500,000 shares of Parent A Common Stock are issued and outstanding; (iii) 6,875,000 shares of Parent B Common Stock are issued and outstanding; and (iv) 10,666,667 Parent Warrants to purchase 10,666,667 shares of Parent A Common Stock are outstanding.

(g) Parent understands and confirms that the Subscriber will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement.

6. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) the date on which the Merger Agreement is terminated in accordance with its terms (the “Termination Date”), (ii) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Agreement; (iii) if any of the conditions set forth in Section 2 of this Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Agreement are not consummated at the Closing or (d) December 31, 2021; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

7. Survival. All the agreements, representations and warranties made by each party in this Agreement shall survive the Closing.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

(a) if to Parent:

Nebula Caravel Acquisition Corp.

Four Embarcadero Center, Suite 2100

San Francisco, California 94111

Attention: [                ]

Email:      [                ]

with a copy to (which will not constitute notice):

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: [                ]

                 [                 ]

Email:      [                ]

                 [                 ]

(b) if to the Company:

A Place for Rover, Inc.

711 Capital Way S., Suite 204

Olympia, WA 98501

Attention: [                ]

Email:       [                ]

with a copy (which will not constitute actual or constructive notice) to:

Wilson Sonsini Goodrich & Rosati

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105-1126

Attention: [                ]

Email:      [                ]

and

Wilson Sonsini Goodrich & Rosati

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention: [                ]

Email:       [                 ]

(c) if to the Subscriber, to the address of the Subscriber set forth on the signature pages hereof,

or at such other address as any party shall have specified by notice in writing to the other parties.

9. Notification of Changes. Each party agrees and covenants to notify the other party immediately upon the occurrence of any event prior to the Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Closing.

10. Assignability; Amendments; Waiver. Parent may not assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the Subscriber. The Subscriber may assign this Agreement and any of its rights, interests or obligations hereunder (including the Subscriber’s rights to purchase the Subject Shares) to any (i) direct or indirect partners, members or equityholders of the Subscriber, (ii) any Affiliates of the Subscriber or any related investment funds or vehicles controlled or managed by such persons or entities or their respective Affiliates (including the

Sponsor), (iii) any equityholders of Parent or (iv) any PIPE Investors or other persons serving as “PIPE investors” in companies invested in by any Subscriber or any of the persons described in the foregoing clause (ii) (in each case of clauses (i)-(iv) immediately foregoing, solely to the extent the funds to satisfy the Subscriber’s obligations under this Agreement are paid to Parent on or before the Closing); provided, however, that any such assignment shall not relieve the Subscriber of its obligations under this Agreement; provided, further, that such assignment does not in any material respect increase conditionality, reduce or impair the rights of Parent under this Agreement or impede or delay the consummation of the Merger. This Agreement may not be amended, modified or terminated except by an instrument in writing signed by Parent, the Subscriber, and the Company and otherwise in accordance with Section 6.19 of the Merger Agreement. This Agreement may not be waived except by an instrument in writing signed by the party against whom enforcement of waiver is sought.

11. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. Except to the extent set forth in Sections 12(a) and 12(b), this Agreement does not confer any rights or remedies upon any person or entity other than the parties hereto and their heirs, successors and permitted assigns,.

12. Limited Recourse; Enforcement.

(a) Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, without limiting Parent’s obligations hereunder or in connection with the transactions contemplated hereby, Parent, by its acceptance of the benefits of the Subscriptions provided herein, covenants, agrees and acknowledges that no Person other than the Subscriber and its permitted successors and assigns shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Subscriber or any of its permitted assigns may be a partnership, limited liability company or limited company, it has no rights of recovery against and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any Non-Recourse Party (other than the Subscriber and its permitted assigns), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party (other than the Subscriber or its permitted assigns, subject to the terms and conditions of this Agreement) for any obligations of the Subscriber or any of their respective successors or permitted assigns under this Agreement or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation. The Non-Recourse Parties are hereby made third party beneficiaries of this Section 12(a) and may rely on and enforce the provisions of this Section 12(b). As used herein, the term “Non-Recourse Parties” means, collectively, the Subscriber and any and all former, current or future direct or indirect equityholders, controlling persons, directors, officers, employees, agents, members, managers, management companies, general or limited partners, assignees or Affiliates of the Subscriber and any and all former, current or future direct or indirect equityholders, controlling persons, directors, officers, employees, agents, members, managers, management companies, general or limited partners, assignees or Affiliates of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, in each case other than Parent and its Subsidiaries.

(b) The Company is hereby made an intended third party beneficiary of the rights granted to Parent hereby solely for the purpose of directly enforcing the obligations of Parent and the Subscriber under this Agreement through an action for specific performance and, in connection therewith, the Company has the right to seek and the right to obtain an injunction, or other appropriate form of specific performance or equitable relief, to cause Parent to cause, or to directly cause, Subscriber to consummate, directly or indirectly, the Backstop Subscription as, solely to the extent that Parent is permitted to enforce the Backstop Subscription pursuant to the terms and conditions hereof and for no other purpose (including, without limitation, any claim for monetary damages hereunder or thereunder).

13. Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

14. Agreement. This Agreement constitutes the entire agreement of Parent and the Subscriber relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

15. Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in the Delaware Supreme Court or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 8 shall be effective service of process for any suit, action or proceeding brought in any such court.

16. Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

17. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

18. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.

19. Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

21. Interpretation. The headings, titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “Dollars” or “$” means United States dollars. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

NEBULA CARAVEL ACQUISITION CORP.

By:	/s/Adam H. Clammer
Name: Adam H. Clammer
Title: Chief Executive Officer

SUBSCRIBER:

Accepted and agreed:

TRUE WIND CAPITAL II, L.P.
By: True Wind Capital GP II, LLC, its general partner

By:	/s/Adam H. Clammer
Name: Adam H. Clammer
Title: Managing Member

TRUE WIND CAPITAL II-A, L.P.
By: True Wind Capital GP II, LLC, its general partner

By:	/s/Adam H. Clammer
Name: Adam H. Clammer
Title: Managing Member

Address of Subscriber:

Four Embarcadero Center, Suite 2100
San Francisco, California 94111
Attention:	[ ]
Email:	[ ]

with a copy to (which will not constitute notice):

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention:	[ ]
[ ]
Email:	[ ]
[ ]